Exhibit (i)

BELL, BOYD & LLOYD LLC                       THREE FIRST NATIONAL PLAZA
                                             70 WEST MADISON STREET, SUITE 3300
                                             CHICAGO, ILLINOIS 60602-4207
                                             312 372-1121 FAX 312 372-2098

                                             OFFICES IN CHICAGO
                                             AND WASHINGTON, D.C.


                                 April 30, 2002



Harris Insight Funds Trust
3200 Horizon Drive
King of Prussia, PA  19406

Ladies and Gentlemen:

     We have acted as counsel for Harris Insight Funds Trust (the "Trust") in connection with the registration under the Securities Act of 1933 (the "Act") of an indefinite number of:

     o Class A shares of beneficial interest (the "Class A Shares"), Class B shares of beneficial interest (the "Class B Shares"), Class N shares of beneficial interest (the "Class N Shares") and Institutional shares of beneficial interest (the "Institutional Shares") of each of the following series of the Trust:

               Harris Insight Equity Fund
               Harris Insight Equity Income Fund
               Harris Insight Growth Fund
               Harris Insight Small-Cap Opportunity Fund
               Harris Insight Small-Cap Value Fund
               Harris Insight International Fund
               Harris Insight Balanced Fund
               Harris Insight Bond Fund
               Harris Insight Tax-Exempt Bond Fund
               Harris Insight Intermediate Government Bond Fund
               Harris Insight Intermediate Tax-Exempt Bond Fund
               Harris Insight Short/Intermediate Bond Fund
               Harris Insight Emerging Markets Fund

     o Class B, Class N and Institutional Shares of the following series of the Trust:

               Harris Insight Index Fund

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     o    Class A Shares, Class N Shares and Institutional Shares of the
          following series of the Trust:

               Harris Insight Convertible Securities Fund

     o Class N Shares and Institutional Shares of each of the following series of the Trust:

               Harris Insight Tax-Exempt Money Market Fund
               Harris Insight Government Money Market Fund

     o Class B Shares and Institutional Shares of each of the following series of the Trust:

               Harris Insight Large-Cap Aggressive Growth Fund
               Harris Insight Small-Cap Aggressive Growth Fund
               Harris Insight Technology Fund

     o Class B Shares, Class N Shares, Institutional Shares and the Exchange class of shares of beneficial interest ("Exchange Shares") of the following series of the Trust:

               Harris Insight Money Market Fund

in the Trust's registration statement no. 33-64915 on Form N-1A, as amended by post-effective amendment no. 28 thereto (the "Registration Statement").

     As counsel for the Trust, we consent to the incorporation by reference of our opinion for the Class A Shares, Class N Shares and Institutional Shares dated April 27, 2001, filed with the Trust's registration statement on Form N-1A on May 1, 2001, our opinion for the Exchange Shares dated May 30, 2001, filed with the Trust's registration statement on Form N-1A on June 1, 2001; and our opinion for the B Shares dated August 14, 2001, filed with the Trust's registration statement on Form N-1A on August 14, 2001.

     In giving this consent we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933.



                                            Very truly yours,

                                            /s/ Bell, Boyd & Lloyd LLC

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